Exhibit 10.2

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Agreement”) is entered into as of April 6, 2020 between Julie Hambleton, M.D. (“Executive”) and IDEAYA Biosciences, Inc., a Delaware corporation (the “Company”), effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A.Executive’s status as an employee and officer of the Company will end on the Termination Date (as defined below).

B.Executive and the Company want to ensure the smooth transition of Executive’s duties and responsibilities to the Company and to establish the obligations of the parties including, without limitation, all amounts due and owing to the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Termination Date.  Executive acknowledges and agrees that her status as an officer and employee of the Company shall end effective as of the earliest of (a) April 30, 2020 (the “Planned Termination Date”), (b) the date Executive takes any action that constitutes Cause (as defined in that certain employment agreement entered into between Executive and the Company effective as of May 9, 2019 (the “Employment Agreement”)) or (c) the date Executive voluntarily resigns Executive’s employment with the Company (the earliest such date, the “Termination Date”).  Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer and employee of the Company and each of its subsidiaries; provided that such documents shall not be inconsistent with any of the terms of this Agreement.

2.Continued Services.

(a)Employment Period.  From the Effective Date through the Termination Date, Executive shall continue to serve as the Company’s Senior Vice President and Chief Medical Officer, Head of Development, and Executive shall provide transition services in Executive’s areas of expertise and work experience and responsibility and such other duties as shall be assigned by the Chief Executive Officer of the Company.  While employed by the Company, Executive shall continue to be paid Executive’s base salary and be eligible for benefits pursuant to the terms and conditions of the Company’s benefit plans.

(b)Transition Consulting Services.  In the event Executive’s employment terminates on the Planned Termination Date, Executive shall provide consulting services to the Company, on a non-exclusive basis in accordance with a Consulting Agreement to be entered into between Executive and the Company substantially in the form attached hereto as Exhibit A (the “Consulting Agreement”) for an initial term commencing on May 1, 2020 and ending on June 30, 2020, subject to renewal as set forth in the Consulting Agreement.

3.Stock Options.  As of the date hereof, Executive holds outstanding options to purchase Company common stock.  Executive agrees that as of the Termination Date, all shares subject to Executive options that are unvested options will be canceled and terminated without any additional consideration therefor.  The vested portion of Executive’s options to purchase Company common stock shall remain exercisable through the three month anniversary of the Termination Date.  The agreements evidencing Executive’s stock options, shall be deemed amended to the extent necessary to reflect this Section 3.

4.Final Paycheck; Payment of Accrued Wages and Expenses.

(a)Final Paycheck.  As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused paid time off earned through the Termination Date, subject to standard payroll deductions and withholdings.  Executive is entitled to these payments regardless of whether Executive executes this Agreement.

(b)Business Expenses.  The Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.  Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement.

5.Separation Benefits. Without admission of any liability, fact or claim, in the event the Termination Date is the Planned Termination Date, the Company hereby agrees, subject to Executive’s execution of this Agreement and the delivery to the Company of a copy of the General Release of Claims attached hereto as Exhibit B (the “Release of Claims”) signed on or after the Planned Termination Date that becomes effective and irrevocable within thirty (30) days following the Planned Termination Date, as well as Executive’s performance of her continuing obligations pursuant to this Agreement and the Restrictive Covenant Agreements, to provide Executive the payments and benefits set forth below.   For the purposes of this Agreement, “Restrictive Covenant Agreements” shall mean the Restrictive Covenant Agreements as defined in the Employment Agreement, together with any confidentiality, noncompetition, nonsolicitation or other restrictive covenant provisions in the Consulting Agreement.

(a)Continued Base Salary.  The Company shall continue to pay Executive Executive’s base salary as in effect as of the Effective Date from the Planned Termination Date through June 30, 2020 (the “Severance Period” and such payments, the “Severance Payments”), with the first such payment to occur on the first payroll date after the Release of Claims becomes effective and irrevocable (with the first installment to include any payments that would have been made had the Release of Claims been effective and irrevocable on the Planned Termination Date).  Notwithstanding the foregoing, the Severance Payments shall be reduced by any amounts earned by Executive during the Severance Period pursuant to the Consulting Agreement.

(b)Taxes.  Executive understands and agrees that all payments under this Section 5 will be subject to appropriate tax withholding and other deductions.  To the extent any taxes may be payable by Executive for the benefits provided to Executive by this Section 5 beyond those withheld by the Company, Executive agrees to pay them herself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by Executive to make required payments.  To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(c)Sole Separation Benefit.  Executive agrees that the payments provided by this Section 5 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement.  Executive acknowledges and agrees that the payments referenced in this Section 5 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

6.Full Payment.  Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and separation therefrom.  Executive further acknowledges that, other than the Restrictive Covenant Agreements and the agreements evidencing Executive’s outstanding equity awards (the “Equity Award Agreements”), this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, the Employment Agreement and any other offer letter, employment agreement, severance and/or change in control agreement, and each such agreement shall be deemed terminated and of no further effect as of the Termination Date.

7.Executive’s Release of the Company.  Executive understands that by agreeing to the release provided by this Section 7, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a)Released Claims.  On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of implied or express contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, slander, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)Unreleased Claims.  Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv)Claims to any benefit entitlements vested as the date of Executive’s employment Separation, pursuant to written terms of any Company employee benefit plan;

(v)Claims for indemnification under any indemnification agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(c)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

8.Non-Disparagement, Non-Solicitation, Transition and Transfer of Company Property.  Executive further agrees that:

(a)Non-Disparagement.  Executive agrees that she shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately.  The Company agrees that it shall not, and it shall instruct its officers and members of its Board of Directors to not, disparage, criticize or defame Executive, either publicly or privately.  Nothing in this Section 8(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b)Non-Solicitation.  In addition to Executive’s obligations under the Restrictive Covenant Agreements, Executive shall not for a period of one (1) year following Termination Date, either on Executive’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 8(b).

(c)Transition.  Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.

(d)Transfer of Company Property.  On or before the Termination Date, except as necessary to provide services under the Consulting Agreement and agreed by Company and Executive, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which she had in her possession, custody or control at the time she signed this Agreement.

9.Executive Representations.  Executive warrants and represents that (a) Executive  has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to her, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

10.No Assignment by Executive.  Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise.  If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.  In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees and legatees.  None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

11.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

12.Arbitration; Venue.  All controversies, claims and disputes arising out of or relating to this Agreement shall be resolved by final and binding arbitration before a single neutral arbitrator in San Mateo County, California, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (“AAA”), which can be found at https://www.adr.org/sites/default/files/EmploymentRules_Web.pdf. The arbitration shall be commenced by filing a demand for arbitration with the AAA within fourteen (14) days after the filing party has given notice of such breach to the other party.  The arbitrator shall award the prevailing party attorneys’ fees and expert fees, if any.  Notwithstanding the foregoing, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them under Section 8(a), Section 8(b) and Section 15 hereof, and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law.  Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of Section 8(a), Section 8(b) or Section 15 of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.  Any action seeking such injunctive relief, along with any other action relating to this Agreement that is excluded from the first sentence of this Section 12, shall be instituted and prosecuted exclusively in the federal or state courts located in the San Mateo County, California, and the each of the Company and Executive waive any right to change of venue.

13.Miscellaneous.  This Agreement, collectively with the Restrictive Covenant Agreements, the Equity Award Agreements, the Consulting Agreement, comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof.  Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements.  This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer or other duly authorized officer of the Company.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14.Company Assignment and Successors.  The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise).  This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

15.Maintaining Confidential Information.  Executive reaffirms Executive’s obligations under the Restrictive Covenant Agreements.  Executive acknowledges and agrees that the benefits provided in Section 5 shall be subject to Executive’s continued compliance with Executive’s obligations under the Restrictive Covenant Agreements.  For the avoidance of doubt and notwithstanding anything herein to the contrary, nothing in this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination or anti-retaliation provisions of federal, state or local law or regulation.  Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

16.Executive’s Cooperation.  After the Termination Date, at Company’s expense, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

EXECUTIVE	IDEAYA BIOSCIENCES, INC.

/s/ Julie Hambleton, M.D.	/s/ Jason S. Throne
Julie Hambleton, M.D.	By: Jason Throne
Title: VP, General Counsel

Exhibit A

Consulting Agreement

[attached]

Exhibit B

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of April 30, 2020, between Julie Hambleton, M.D. (“Executive”) and IDEAYA Biosciences, Inc., a Delaware corporation (the “Company”) (together referred to herein as the “Parties”), effective eight days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes Executive’s acceptance of this Release as provided in Paragraph 1(c), below.

1.Executive’s Release of the Company.  Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release.

(a)Released Claims.  On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or termination by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of implied or express contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, slander, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)Unreleased Claims.  Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

(v)Claims for indemnification under any indemnification agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(c)Acknowledgement.  In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i)Executive should consult with an attorney before signing this Release;

(ii)Executive has been given at least twenty-one (21) days to consider this Agreement;

(iii)Executive has seven (7) days after signing this Agreement to revoke it.  If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Agreement to Jason Throne, VP, General Counsel, email:  jthrone@ideayabio.com. Executive understands that if she revokes this Agreement, it will be null and void in its entirety, and she will not be entitled to any payments or benefits provided in Section 5 of that certain Transition and Separation Agreement entered into between the Parties as of April 6, 2020 (the “Transition and Separation Agreement”).

(d)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT

2.Executive Representations.  Executive warrants and represents that (a) she has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any of its affiliates with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on her behalf, she will immediately cause it to be withdrawn and dismissed, (b) she has reported all hours worked as of the date of this Release and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to her, except as provided in Section 5 of the Transition and Separation Agreement, (c) she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Release by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Release by the Company and Executive, this Release will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

3.Maintaining Confidential Information.  Executive reaffirms her obligations under the Restrictive Covenant Agreements (within the meaning of the Transition and Separation Agreement).  Executive acknowledges and agrees that the benefits provided in Section 5 of the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Restrictive Covenant Agreements.  For the avoidance of doubt, nothing in the Restrictive Covenant Agreements, the Transition and Separation Agreement or this Release will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation.  Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures.  Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Restrictive Covenant Agreements, the Transition and Separation Agreement or this Release: (i) Executive shall not be in breach of the Restrictive Covenant Agreements, the Transition and Separation Agreement or this Release, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

4.Cooperation With the Company.  Executive reaffirms Executive’s obligations to cooperate with the Company pursuant to Section 15 of the Transition and Separation Agreement.

5.Severability.  The provisions of this Release are severable.  If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

6.Choice of Law.  This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

7.Integration Clause.  This Release and the Transition and Separation Agreement, collectively with the Restrictive Covenant Agreements, the Consulting Agreement, and any indemnification agreement between Executive and the Company, contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written, including without limitation the Employment Agreement (as defined in the Transition and Separation Agreement). This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer or other duly authorized officer of the Company.

8.Execution in Counterparts.  This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document.  Facsimile signatures shall have the same force and effectiveness as original signatures.

9.Intent to be Bound.  The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE	IDEAYA BIOSCIENCES, INC.

Julie Hambleton, M.D.	By: Jason S. Throne
Title: VP, General Counsel

Date:	Date:

AMENDMENT #1 TO TRANSITION AND SEPARATION AGREEMENT

THIS AMENDMENT #1 TO TRANSITION AND SEPARATOIN AGREEMENT (“Amendment No. 1”) is made as of April 27, 2020 (the “Amendment No. 1 Effective Date”) by and between IDEAYA Biosciences, Inc., a Delaware corporation, having a principal place of business at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080 (“IDEAYA”), and Julie Hambleton, M.D. (“Executive”).

WHEREAS, IDEAYA and Executive are Parties to that certain Transition and Separation Agreement entered into as of April 6, 2020 (the “Original Agreement”, and together with this Amendment No. 1, the “Agreement”); and

WHEREAS, the Parties wish to amend the Original Agreement to amend provisions related to the exercisability of options held by Executive.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the Parties agree as follows:

1.	All capitalized terms used but not otherwise defined in this Amendment #1 shall have the same meanings given to them in the Agreement.

2.	Section 3 of the Original Agreement shall be amended in its entirety:

3.Stock Options.  As of the date hereof, Executive holds outstanding options to purchase Company common stock.  Executive agrees that as of the Termination Date, all shares subject to Executive options that are unvested options will be canceled and terminated without any additional consideration therefor.  The vested portion of Executive’s options to purchase Company common stock shall remain exercisable through the three-month anniversary of the termination of Executive’s services to the Company, including under the Consulting Agreement. The agreements evidencing Executive’s stock options, shall be deemed amended to the extent necessary to reflect this Section 3.

3.	Except as expressly stated in this Amendment No. 1, the Agreement remains unchanged and in full force and effect.

4.	A facsimile or portable document format (“.pdf”) copy of this Amendment No. 1, including the signature pages, will be deemed an original.

IN WITNESS WHEREOF, authorized representatives of the Parties to the Agreement have executed this Amendment No. 1 as of the Amendment No. 1 Effective Date.

IDEAYA BIOSCIENCES, INC.	EXECUTIVE
By: /s/ Jason S. Throne	By: /s/ Julie Hambleton, M.D.

Name: Jason Throne Title: VP, General Counsel	Name: Julie Hambleton, M.D.